Exhibit 10.3
DEED OF POSSESSORY LIEN ON STOCK
THE UNDERSIGNED:
1.
The private company with limited liability Constar International Holland (Plastics) B.V. (Company number 09046375), with its registered office at and its principal place of business at in (6902 PA) Zevenaar at Hengelder 42, hereinafter to be referred to as “Client”:

2.
The private company with limited liability ING Commercial Finance B.V. (Company number 30201094), incorporated and existing under the laws of the Netherlands, with statutory seat in Amsterdam, the Netherlands, and principal place of business in (3981 AZ) Bunnik, the Netherlands, at Runnenburg 30, hereinafter to be referred to as: “ING ComFin”;

WHEREAS:
(i)
ING ComFin has established with Client inter alia an agreement, on the basis of which agreement, or on the basis of any other reason whatsoever, ING ComFin has acquired or shall acquire claims against Client or both;

(ii)
For the purposes of surety of the fulfilment by Client of his obligations vis-à-vis ING ComFin, ING ComFin wishes to acquire a right of lien or dormant right of lien upon stock owned by Client, to be further defined, under the conditions as described in this agreement;

(iii)	Client is prepared to grant to ING ComFin the right of lien or dormant right of lien desired by ING ComFin under the conditions as described in this agreement;
DECLARE THAT THEY HAVE AGREED AS FOLLOWS:
Article 1 — Definitions
1.1	In this agreement the following definitions shall apply:

“Company”:

the business conducted by Client, this to include all possible branch offices as well as all lots of ground and business accommodations where the business of Client is conducted or shall be conducted at any time, all of these in the broadest sense of the word.

“Agreement”:

the agreement between ING ComFin and Client, as well as all agreements connected thereby or resulting therefrom, including this agreement and all others established between ING ComFin and Client, whether or not such shall concern the provision of credit or financing;

“Stock”:

all business or company stock or both presently owned by the Company and all business or company stock or both to be received or acquired or both by the Company in the future, as well as all stock in the form of raw materials, semi-manufactured goods, end product or any or all of these, all of these in the broadest sense of the terms, as well as every share of Client in a community of similar items;

Article 2 — Creation of a right of lien or dormant right of lien upon Stock
2.1
Client creates hereby, in advance insofar as is necessary, a right of lien or dormant right of lien for the benefit and in favour of ING ComFin upon Stock, which right or dormant right of lien ING ComFin hereby irrevocably accepts provisionally in advance insofar as is necessary.

Creation of right or dormant right of lien upon the Stock takes place with all of the deeds, rights and collateral rights associated with that Stock.
Initials:
pandakte voorraden/versie 1/2009

2.2
The creation of the right or dormant right of lien specified in section 1 upon the Stock takes place for purposes set forth in Article 14.2 of the Financing and Service Agreement (and Master Instrument of Pledge) between ING ComFin and Company.

2.3
The creation of the right or dormant right of lien upon the Stock presently the property of the Company takes place by way of Client hereby declaring that commencing upon this date the specified Stock shall be maintained for ING ComFin as pledgee.

2.4
The creation of the right or dormant right of lien upon Stock to become the property of the Company in the future hereby takes place in advance, by means of Client declaring provisionally and in advance that in each case at the moment of his receipt of such Stock, he shall retain such in his capacity as pledgor as pledgee vis-à-vis ING ComFin.

2.5	The Client currently already possesses and is using the following property or properties:

(6902 PA) Zevenaar at Hengelder 42

2.6
With regard to the grant of the right or dormant of lien, whether or not in advance, Client states that he is authorized with regard to the Stock, as well as that the Stock is not already, whether or not in advance, alienated to any third party nor has it been alienated in favour of any third party with any limited rights, such to include any right of lien.

2.7
ING ComFin and ING ComFin alone is at all times authorized to present for registration this deed, as well as any other deed on the power of which a right or dormant right of lien upon the Stock is being attached for the benefit and in favour of ING ComFin, to any office of the Inspectorate for Registration and Succession, or to any notary, such at the discretion of ING ComFin. Client hereby grants to ING ComFin — insofar as is necessary — an irrevocable power of attorney with regard to stated deeds to be presented for registration jointly in the name of Client at the specified office or to cause such to be executed by a notary jointly in the name of Client.

At the request of ING ComFin, Client is hereby obliged to grant provisionally in advance all authorizations required for the execution of the aforementioned authentic notarial deeds to ING ComFin or to a third party to be specified by ING ComFin, or both, and to grant all cooperation considered necessary for the execution of this authentic deed.

2.8
ING ComFin is at all times authorized to re-pledge the Stock pledged to itself. Client is hereby obliged, provisionally in advance, to grant at all times his cooperation with regard to the above-mentioned re-pledging, and to recognize such re-pledging in writing and unconditionally.

Article 3 — Obligation to further specification of Stock
3.1
As often as ING ComFin so demands, Client is obliged to furnish ING ComFin with a signed list which contains a precise statement of all Stock which Client retains as pledgor in accordance with this agreement for ING ComFin as pledgee.

3.2
The absence of any list as specified in section 1, or the absence of mention of the Stock or any part thereof upon such a list can at no time be presented as proof that no right or dormant right of lien for the benefit of and in favour of ING ComFin has been created upon such Stock not specified.

Article 4 — Authorities and obligations of Client with regard to the Stock
4.1	Client shall treat the stock with the utmost care and maintain same in good condition. Any costs so incurred are at the Client’s expense.

4.2
Within the context of the normal proceedings of the Company, Client is authorized to process the Stock, treat it, utilize it, alienate it or any or all of these, on condition that after such processing, treatment, utilization or alienation Client shall maintain the Stock at a proper level. Client is obliged to comply without delay with any instructions from ING ComFin in this respect.

4.3
Insofar as Client may utilize the Stock pledged to ING ComFin in lien or dormant right of lien, so as to use it to manufacture other goods or cause such to be manufactured under contract to third parties, and such manufactured goods are considered as capital according to the regulations of the Dutch capital laws as being other goods than those from which or with the aid of which such new goods have been manufactured, Client hereby alienates these goods obtained as a result of accession, company formation, combination or any other manner of acquisition of property under the conditions of this agreement to ING ComFin provisionally in advance. Client declares and guarantees that he has not transferred such goods to third parties in ownership in advance, nor has he encumbered such with a limited right of ownership in favour of any third party.

4.4
Client is at all times obliged to grant to ING ComFin or any person to be specified by ING ComFin access to the locations where the Stock is located, in order to enable ING ComFin to inspect said Stock, to check it and possibly to value it or have it valued.

If it becomes apparent that Client is not fulfilling his obligations as specified in section 1, such to be ascertained solely by ING ComFin, then ING ComFin shall have the right to take immediately such measures as may be deemed necessary by ING ComFin or to carry out such activities as may be specified by ING ComFin or cause them to be carried out, or both. The costs of such measures or activities are at the Client’s expense.

Article 5 — Insurance of Stock
5.1
Client is obliged to insure the Stock at his own expense and in the name of ING ComFin or in the name of the Client, with the usual addendum “or such person as it may otherwise entirely or partially concern” or similar addendum, such at the sole discretion of ING ComFin, against fire, theft and possibly against other risks against which ING ComFin may find insurance desirable to the satisfaction of ING ComFin and to maintain such insurance as long as the right or dormant right of lien is created upon the Stock in the name and for the benefit of ING ComFin.

5.2
At the request of ING ComFin, Client is obliged to make available to ING ComFin the policies as well as the receipts for the paid premiums with regard to the damage insurance agreements as specified in section 1. If these specified documents are not made available to ING ComFin at ING ComFin’s request, ING ComFin shall have the right at its discretion to insure the Stock or the interest that ING ComFin holds therein, or have it insured at the Client’s expense in the name of ING ComFin as insured party/beneficiary.

5.3
ING ComFin is at all times authorized to make known its legally held right of lien upon claims with regard to reductions in or recreation of the pledged Stock or both, on the basis of any damage insurance agreement as specified in section 1 or 2, to the debtor of these claims.

5.4
If any damage is caused to the Stock, in whatever manner such may occur, Client is obliged to inform ING ComFin immediately with regard to such damage by registered letter. If any damage is caused against which the Stock is insured, ING ComFin is authorized, without the requirement of prior consultation with Client:

(a)	to inform the insurance company of ING ComFin’s right of lien upon the claim for damages compensation;

(b)	to make adjustments with the insurance company with regard to the damages on behalf of the Client;

(c)	to make known to the insurance company its rights to payment of any compensation for damages;

(d)	to receive any compensations for damage from the insurance company and to give the insurance company a receipt for such payments.
5.5	If ING ComFin has received compensation for damages with regard to the Stock, the right or dormant right of lien of ING ComFin with regard to the relevant Stock shall remain in force.

ING ComFin is authorized to set off the amount of the compensation for damages against that which Client owes to ING ComFin on the basis of the Agreement or to pay partially or entirely the damages compensation to the Client, or both. Such a payment shall take place under the condition that the Stock is repaired or replaced, or both, to the satisfaction of ING ComFin.

Article 6 — Information obligation of Client
6.1	In the case of:
(a)
the occurrence of any changes to the Stock or its composition, whether or not such are due to actions on the part of the Client, or in any other situation which may be of influence upon the nature or the value of the Stock of both;

(b)	the filing of a personal petition leading to declaration of bankruptcy of Client;

(c)	the filing by Client of a petition for obtaining of a moratorium;

(d)	seizure of the Stock or part of it;

(e)	any claims from any quarter whatsoever which third parties may believe that they hold on the Stock or part of it;

(f)	the suspension or liquidation of the Company of the Client:
Client is obliged to inform ING ComFin with regard thereto immediately and to take all measures which may be necessary for the retention of the rights of ING ComFin to the Stock.

ING ComFin is authorized at all times to take measures itself or cause such measures to be taken, and to charge to Client any costs thus incurred, these to include the costs which ING ComFin may incur in order to arrive at a lifting of the bankruptcy, the moratorium or the seizure.

Initials:
pandakte voorraden/versie 1/2009

6.2
At first request of ING ComFin, Client is obliged to furnish all available forms of evidence which may be considered necessary by ING ComFin for the exercise of its rights, and also to grant to ING ComFin all necessary cooperation in order to make it possible for ING ComFin to exercise such rights.

Article 7 — Release of Stock by Client
7.1
If the Client fails to fulfil any obligation vis-à-vis ING ComFin, or ING ComFin has good reason to fear that Client shall fail to fulfil such obligation or obligations, irrespective of whether or not such fulfilment is or is not permanently impossible, ING ComFin is authorized to demand that the Stock be placed under its control or the control of a third party to be specified by ING ComFin.

7.2
If a situation such as specified in section 1 occurs, Client is obliged to grant ING ComFin all cooperation considered necessary by ING ComFin in order to place the Stock under the control of ING ComFin or a third party to be specified by ING ComFin or to have it so placed and the Client shall refrain from any disposal action with regard to the Stock, through which this could be or become in any way hindered or limited. Client hereby grants an irrevocable power of attorney to ING ComFin, to store the Stock at a location which ING ComFin shall consider suitable for the purpose or to have same stored, such jointly on behalf of the Client.

7.3
On the release of the Stock to ING ComFin, the Client is obliged to hand over to ING ComFin immediately all proofs and documents (including but not restricted to property, insurance, or registration documents) which may be required by ING ComFin for the exercise of its right to sale of the Stock.

7.4
In an eventuality as specified in section 1, Client hereby grants provisionally in advance to ING ComFin irrevocable permission to incur all necessary costs for the retention, maintenance and proper storage of the Stock, which costs shall be at the Client’s expense.

Article 8 — Default of Client and sale of Stock by ING ComFin
8.1
If the Client is in default with regard to any obligation vis-à-vis ING ComFin on the basis of the Agreement, ING ComFin is authorized, without the need for legal intervention, to sell the Stock or cause it to be sold and to obtain that owed on the basis of the Agreement from the returns of such sale.

8.2	The existence and the course of the Client’s payment obligations on the basis of the Agreement shall be proven by an excerpt from the records of ING ComFin.

8.3
In the case of the intended sale of the Stock by ING ComFin, ING ComFin is at no time obliged to make such notification of intended sale as specified in Section 249 sub-section 1 and Section 252 Book 3 of the Dutch Civil Code known to the persons specified therein.

8.4
ING ComFin and ING ComFin alone is authorized to file a petition to the relevant authorized Presiding Judge of the Court leading to the sale of the Stock in a manner departing from that specified in Section 250 Book 3 of the Dutch Civil Code, or leading to a specification that the Stock shall be retained by ING ComFin as purchaser for an amount to be ascertained by the relevant Presiding Judge. Client hereby grants provisionally in advance to ING ComFin the irrevocable authorization to act jointly in the name of Client to present the petition specified in this section to the relevant Presiding Judge of the Court.

8.5
If after Client has completely fulfilled his obligations toward ING ComFin on the basis of this Agreement and ING ComFin has at that moment retained Stock in its possession, ING ComFin shall immediately make said Stock available to Client.

Article 9 — Costs
9.1
All costs of maintenance of the Stock, all taxes to which the Stock is or shall become subject, as well as all costs connected with the alienation of the Stock, these to include the costs of registration, notarial execution, sales, and denunciation, are at Client’s expense.

Article 10 — Acceptance of irrevocable authorities by ING ComFin
10.1	ING ComFin accepts all irrevocable authorizations granted in this Agreement by client to ING ComFin, which authorizations shall be considered to comprise an indissoluble part of these Agreement.

Article 11 — Applicable law
11.1	The laws of the Kingdom of the Netherlands alone apply to this agreement, as well as to any disputes resulting from or connected to this agreement between ING ComFin and Client.
So drawn up in duplicate and signed in Bunnik, on 14-04-2010
CONSTAR INTERNATIONAL HOLLAND (PLASTICS) B.V.
It’s managing director
A. Bloemendal
/s/ A. Bloemendal
ING COMMERCIAL FINANCE B.V.
/s/ Mark Putter and /s/ Sandy Brouwer
Initials:
pandakte voorraden/versie 1/2009

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